Exhibit 32.1
CERTIFICATIONS OF
PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
PURSUANT TO 18 U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of SRC Energy Inc., (the "Company") on Form 10-K for the year ended December 31, 2018 as filed with the Securities Exchange Commission on the date hereof (the "Report") Lynn A. Peterson, Principal Executive Officer of the Company, and James P. Henderson, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 20, 2019	By:	/s/ Lynn A. Peterson
Lynn A. Peterson, Principal Executive Officer

Date:	February 20, 2019	By:	/s/ James P. Henderson
James P. Henderson, Principal Financial Officer

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not, except to the extent required by such Act, be deemed filed by the Registrant for purposes of Section 18 of the Exchange Act. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.